U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: September 2, 2008


                      NATURALLY ADVANCED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


 British Columbia, Canada              0-50367                    98-359306
(State or other jurisdiction      (Commission file no.)      (IRS employer of
     Incorporation)                                           Identification)


                             402 - 1008 Homer Street
                  Vancouver, British Columbia, Canada, V6B 2X1
                    (Address of Principal Executive Offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act  (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 2, 2008, the Board of Directors of Naturally Advanced Technologies, Inc., a corporation organized under the laws of the Province of British Columbia (the "Company"), authorized the execution of a twelve-month agreement (the "Agreement") with Lippert/Heilshorn & Associates, Inc. ("LHA"), to augment the Company's shareholder and investor relations activities. In accordance with the terms and provisions of the Agreement, LHA shall perform certain services including, but not limited to, the following: (i) provide counsel on a full spectrum of strategic investor relations and opportunities including best practices, material disclosure and corporate governance; (ii) prepare documentation to market the Company to various investor constituencies; (iii) assist in the draft, finalization and issuing of all press releases; (iv) assemble and maintain quarterly buy/sell-side industry peer group matrixes for the Company; (v) arrange periodic meetings with buy/sell-side analysts, retail brokers and investment bankers; (vi) provide written quarterly reports to the Board of Director reviewing activities initiated by LHA; and (vii) undertake the marketing lead for Canadian and U.S. markets. In accordance with the further terms and provisions of the Agreement, the Company shall: (i) pay to LHA a monthly retainer in the amount of $15,000 from September 2, 2008 through October 31, 2008; (ii) pay to LHA a monthly retainer in the amount of $9,000 from November 1, 2008 through August 31, 2009; and (iii) grant to LHA stock options to acquire up to an aggregate of 100,000 shares of the Company's common stock for a period of five years from the date of grant at an exercise option price of $1.25 per share and vesting as to exercise equally over 18 months from the date of grant. In the event the Agreement shall be continued after the 12-month period and commencing on September 1, 2009 and on each anniversary year thereafter during further continuances of the Agreement, the monthly retainer shall be increased by not less than 5% from the previous period in order to offset LHA's increased operating expenses resulting from the continuances of the Agreement.

As of the date of this Current Report, the Company has paid to LHA an aggregate initial retainer payment of $30,000 to cover the first two months of the Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

10.1 Letter Agreement dated September 2, 2008 between Naturally Advanced Technologies Inc. and Lipper/Heilshorn & Associates, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NATURALLY ADVANCED TECHNOLOGIES, INC.



 Date:  September 8, 2008                 By: /s/ KENNETH BARKER
                                          _______________________
                                          Chief Executive Officer